UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 8, 2006

EMC INSURANCE GROUP INC
(Exact name of registrant as specified in its charter)

Iowa	0-10956	42-6234555
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

717 Mulberry Street, Des Moines, Iowa	50309
(Address of principal executive offices)	(Zip Code)

(515) 280-2902
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On March 8, 2006, the Board of Directors of Employers Mutual Casualty Company, the parent company of the Registrant, approved (1) the 2006 compensation arrangements for executive officers and (2) a modification to the Senior Executive Compensation Bonus Program for 2006 that increases the maximum amount of bonus that can be earned by the executive officers. These actions were recommended by Employers Mutual’s Senior Executive Compensation and Stock Option Committee and had previously been approved by the Registrant’s Compensation Committee. The Senior Executive Compensation Bonus Program for 2006 is filed herewith as Exhibit 99.

Following are the 2006 base salaries for the executive officers of the Registrant who will be named in the Summary Compensation Table in the Registrant’s 2006 Proxy Statement and who are expected to be named in the Summary Compensation Table in the Registrant’s 2007 Proxy Statement. The 2006 base salaries are retroactive to January 1, 2006.

Executive Officer	2006 Salary

Bruce G. Kelley	$611,580
President and Chief Executive Officer

William A. Murray	$363,228
Executive Vice President and Chief Operating Officer

Ronald W. Jean	$356,436
Executive Vice President for Corporate Development

Raymond W. Davis	$250,764
Senior Vice President and Treasurer

Steven C. Peck	$216,492
Senior Vice President – Actuary

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit Number	Description

99	Senior Executive Compensation Bonus Program

                Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMC INSURANCE GROUP INC.
Registrant

/s/ Bruce G. Kelley
Bruce G. Kelley
President & Chief Executive Officer

/s/ Mark E. Reese
Mark E. Reese
Senior Vice President and
Chief Financial Officer

March 9, 2006

EXHIBIT INDEX

Exhibit Number	Description

99	Senior Executive Compensation Bonus Program